Consent of Independent Auditors

We consent to the reference to our firm under the caption "Independent Auditors" in the Statement of Additional Information and to the use of our report dated February 3, 2000 with respect to the financial statements of American Partners Life Insurance Company and to the use of our report dated March 17, 2000 with respect to the financial statements of APL Variable Annuity Account 1, included in Post-Effective Amendment No. 6 to the Registration Statement (Form N-4, No. 33-57731) and related Prospectus for the registration of the APL Privileged Assets Select Annuity Contracts to be offered by American Partners Life Insurance Company.



                                                  /s/  Ernst & Young LLP

Minneapolis, Minnesota
April 24, 2000